UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2022
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 7.01    Regulation FD Disclosure

On June 18, 2022, we issued a press release with regards to the matters discussed in Item 8.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section, nor will any of such information or Exhibit be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events

We, Georgia Power Company, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners) are parties to an Ownership Participation Agreement that, along with other agreements, governs our participation in two additional nuclear units under construction at Plant Vogtle, Units No. 3 and No. 4.

In September 2018, in connection with a vote to continue construction, Georgia Power entered into a binding term sheet with the other Co-owners and MEAG’s wholly-owned subsidiaries MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, and MEAG Power SPVP, LLC to modify certain provisions of the joint ownership agreements to mitigate certain financial exposure for the other Co-owners (the Term Sheet). In February 2019, the Co-owners entered into certain amendments (the Global Amendments) to the Joint Ownership Agreements (as amended, the Joint Ownership Agreements) to memorialize the provisions of the Term Sheet.

Pursuant to the Global Amendments and consistent with the Term Sheet, the Joint Ownership Agreements provide that if the estimated cost at completion (EAC) is revised and exceeds the EAC in the nineteenth Vogtle construction monitoring (VCM) report by more than $2.1 billion, each of the Co-owners, other than Georgia Power, will have a one-time option to tender a portion of its ownership interest to Georgia Power in exchange for Georgia Power’s agreement to pay 100% of such Co-owner’s share of construction costs actually incurred in excess of the EAC in the nineteenth VCM report plus $2.1 billion. If any Co-owner elects to exercise this tender option, Georgia Power would have the option to cancel the project in lieu of accepting the offer to purchase a portion of the Co-owner’s ownership interest. If Georgia Power does not elect to cancel the project, then Georgia Power must accept the offer, and the ownership interest to be conveyed from the tendering Co-owner to Georgia Power will be calculated based on the percentage of the cumulative amount of construction costs paid by such tendering Co-owner as of the commercial operation date of Vogtle Unit No. 4. For purposes of this calculation, certain payments made by Georgia Power on behalf of the tendering Co-owner in accordance with the cost-sharing provisions of the Global Amendments will be treated as payments made by that Co-owner. This option to tender a portion of our interest to Georgia Power upon such a budget increase allows us to freeze our construction budget associated with the Vogtle project in exchange for a proportionate reduction of our 30% ownership interest.

The nineteenth VCM report total project cost is $17.1 billion (which excludes non-shareable costs) as reflected in numerous Georgia Public Service Commission filings. As of December 31, 2021, budget increases since the nineteenth VCM have reached $3.4 billion for all Co-owners. As a result of these increases, we believe that the tender option was triggered at the Co-owner construction budget vote on February 14, 2022.

On June 17, 2022, we notified Georgia Power of our election to exercise the tender option and cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. Based on the current project budget and schedule and our interpretation of the Global Amendments, our revised budget is $8.1 billion and we expect to transfer approximately 42 megawatts, out of 660 megawatts, to Georgia Power. Our resulting ownership share would decline from 30% to approximately 28%. However, if the total project budget exceeds the current budget, our ownership share and megawatts could be further reduced.

Georgia Power and the other Co-owners do not agree on the dollar amount that triggers each Co-owner’s option to tender a portion of its ownership interest to Georgia Power under the tender option or the extent to which costs that are the result of a force majeure event (such as COVID-19) impact the point at which the tender option is triggered. For purposes of determining when the Co-owners’ option to tender has been triggered, the Global Amendments do not exclude costs resulting from force majeure events (such as COVID-19) from the calculation of when the EAC in the nineteenth VCM report plus $2.1 billion has been reached. Georgia Power and the other Co-owners also do not agree on the dollar amount that triggers Georgia Power’s increased responsibility for certain construction costs set forth in the Global Amendments, and the extent to which costs that are the result of a force majeure event (such as COVID-19), impact the calculation of the point at which Georgia Power’s increased responsibility for certain construction costs as set forth in the Global Amendments is triggered. The exclusion of costs resulting from a force majeure event (such as COVID-19) in the Global Amendments only applies to Georgia Power’s increased cost responsibility during the time period when construction costs exceed the EAC in the nineteenth VCM report by $800 million to $2.1 billion. Accordingly, in March 2022, we notified Georgia Power of a billing dispute with regards to both the starting dollar amount and the application of costs resulting from a force majeure event and how such amounts impact the thresholds and timing of the cost-sharing and tender option provisions. On June 18, 2022, after completing the dispute resolution procedures set forth in the Ownership Participation Agreement for the additional Vogtle units, we filed a lawsuit against Georgia Power in the Superior Court of Fulton County Georgia seeking to enforce the terms of the Global Amendments.

For additional information regarding Vogtle Units No. 3 and 4, including the provisions of the Global Amendments subject to dispute, see “Management Discussion and Analysis of Financial Condition and Results of Operations – Capital Requirements and Liquidity and Sources of Capital – Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. All statements, other than statements of historical fact, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as: future actions related to two additional nuclear units at Plant Vogtle; the timing and amount of future capital expenditures, financial projections, and business strategy are forward-looking statements. Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, we caution the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside our control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” in our quarterly report on Form 10-Q for the quarter ended March 31, 2022 and “Item 1A – RISK FACTORS” in our annual report on Form 10-K for the fiscal year ended December 31, 2021. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Form 8-K may not occur. Any forward-looking statement speaks only as of the date of this Form 8-K and, except as required by law, we undertake no obligation to update any information contained herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Press Release, dated June 18, 2022

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	June 21, 2022	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer